Exhibit 99.1

                           JOINT FILING AGREEMENT
                           ----------------------

              In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Whittaker Corporation, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: December 22, 1998

                                   WAVELAND PARTNERS, L.P.
                                   By: Waveland Capital Management, L.P.
                                       Its: General Partner
                                       By: Clincher Capital Corporation
                                            Its: General Partner


                                    By:  /s/ David S. Richter
                                         ---------------------------
                                         David S. Richter, President

                                   WAVELAND CAPITAL MANAGEMENT, L.P.
                                   By: Clincher Capital Corporation
                                       Its: General Partner


                                    By:  /s/ David S. Richter
                                         ---------------------------
                                         David S. Richter, President


                                    CLINCHER CAPITAL CORPORATION


                                    By:  /s/ David S. Richter
                                         ---------------------------
                                         David S. Richter, President




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                                  WAVELAND CAPITAL MANAGEMENT, LLC


                                    By:  /s/ David S. Richter
                                         ---------------------------
                                         David S. Richter, Manager


                                  WAVELAND PARTNERS, LTD.


                                    By:  /s/ David S. Richter
                                         ---------------------------
                                         David S. Richter, President



                                  WAVELAND INTERNATIONAL, LTD.


                                    By:  /s/ David S. Richter
                                         ---------------------------
                                         David S. Richter, President